Exhibit 10.10

Lease Agreement

Party A: Lin Jinru, ID card No: xxxxxxxxx0816

Party B: Nanjing Fuya New Construction Materials Co., Ltd

Through friendly consultations, Party A and Party B hereby enter into the following lease agreement:

I. Party A will agree to lease the production shops, factory building, office building and dormitory building that were built and are actually controlled by him and located at Qinglin Community, Tangshan Subdistrict, Nanjing City to Party B, and Party B agrees to lease the aforesaid assets.

II. The lease term of the aforesaid assets is from January 1, 2019 to December 31, 2019.

III. The annual rents shall be as follows:

1. 45,000 Yuan per month for production shops and factory buildings, totaling 540,000 Yuan per year.

2. 15,000 Yuan per month for office building and dormitory building, totaling 180,000 Yuan per year.

IV. Payment terms: Party B shall prepay the annual rent for the year prior to January 31 of each year; Party A shall issue an equal-value rent invoice to Party B prior to December 31 of each year and Party B shall pay the rents as scheduled. In case of difficulties, both parties shall promptly consult and resolve the difficulties.

V. Party A’s responsibilities

1. Party A warrants that it has clear and good title to, actual control of and the full right to dispose of the leased properties provided by it;

2. Party A shall provide a proper invoice to Party B according to the provisions hereof upon receipt of the rent payment.

VI. Party B’s responsibilities

1. Party B shall properly maintain and protect the leased properties while in use to ensure the leased properties remain intact.

2. Party B shall pay the rents to Party A according to the provisions hereof.

VII. Miscellaneous

This agreement is made in four copies, two copies for each party. Any matter not specified herein shall be resolved by both parties through consultations.

Party A:	Party B: Nanjing Fuya New Construction Materials Co., Ltd.

Representative (signature): Lin Jinru	Representative (signature): Lin Geng

December 27, 2018